FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event report:
October 25, 2019

Access-Power, INC
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven, MI  49417

(Address of Principal Executive Officers)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We are actively seeking a new CFO. Candidates please call in for an interview, or email me at pjensen@myaccess-power.com.

It is my pleasure to announce that on October 24, 2019, Access-Power, Inc. received a notification from OTC MARKETs that our Company qualifies for application to OTCIQ and we are able to at that time subscribe to the FULL DISCLOSURE STATEMENT w/ financial documents. Here is the excerpt from the notification:

"In order to be considered for current information the company would need to prepare disclosure following OTC Markets Pink Basic Disclosure Guidelines and publish this via our Disclosure & News Service."
OTC MARKETs.

On 10/23/2019 I applied for an account at OTCIQ. I wrote a check for $1,000.00 to pay for the application fee to OTCIQ.com. This is a trusted outleft for investors to come and find out about Access-Power, Inc.

We intend to pursue an aggresive marketing plan for http://www.mycbdpets.com. Access-Power, Inc. to be upgraded in tier to PINK LIMITED INFORMATION.

https://www.otcmarkets.com/stock/ACCR/security

Furthermore, today I discovered some old financial records of the Company from 2007. I am not an accountant, and I am asking my base to help me anylyze these documents to see if there is any hidden value.

This is extreme speculation, but I found an entry as follows:

These old records of the Company were from 2007 and 2008. The entries state the following recorded entries.
Additional paid-in capital 13,900,924 13,900,924
Retained Earnings (deficit) (15,041,907) (15,041,907)

I am pleading for help. Now, I do recall something 20 years ago about an existing $15,000,000 tax carryforward loss. I have to go back and study all the SEC filings of the past. We did file a 1120 US
Tax Return this year, and in 2019...if this $15,000,000 carryforwrad hidden loss is real, then I will sign the TAX RETURN of the Corporation for 2019 TAXES, and I will put down my signature on a statement with the Internal Revenue Service (IRS) that we have this offest due against any future earnings in the similar sector.

We are grateful to have been promoted to the next tier of PINK NO
INFORMATION.  ACCR has its eye focused on PINK LIMITED INFO.
I want my Shareholders to know that I will fight for all your rights, and if there is one thing I have learned over the years, and that is to take care of those that love and support you.

We are forcasting a venue change most likely in 2-3 weeks to PINK
LIMITED INFORMATION. All this information can be seen on the most trusted website http://www.otcmarkets.com.

This is my forecast. Congratulations again to my Shareholders, we made it off the grey market, and this new venue change will bring many opportunities to the table for ACCR.

ACCR is not a seller of stock.  Our market per se is $.0001 x $.12 AON.

Have a great day, my cel is 616-312-5390 and my email is pjensen@myaccess-power.com

https://www.youtube.com/watch?v=wGiTPgvKktM

Respectfully submitted,


Caution Concerning Forward Looking Statements:
This section contains important information about our forward-looking statements. Please also see our annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the SEC.
Caution Concerning Forward Looking Statements
Our public communications and SEC filings may contain "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and o ften contain words such as "expect," "anticipate," "intend," "plan," " believe," "seek," "see," "will," and "would."

Forward-looking statements by their nature address matters that are, to different degrees, uncertainty and statements about potential business or asset dispositions. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements.

October 25, 2019

By:

/s/ Patrick J Jensen

-------------------------------------------------------------
Name: Patrick J Jensen
Title: Director
Access-Power, Inc.